Exhibit 24

POWER OF ATTORNEY

       With respect to holdings of and
transactions in securities issued by Caribou Biosciences, Inc. (the
"Company"),
the undersigned hereby constitutes and appoints the individuals named on
Schedule A attached hereto
and as may be amended from time to time, or any of
them signing singly, with full power of substitution and
resubstitution, to act
as the undersigned's true and lawful attorney-in-fact to:

1. execute for and on
behalf of the undersigned, Schedules 13D and 13G in accordance with Section 13 of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, and Forms 3,
4, and 5 in accordance with Section 16 of
the Exchange Act and the rules thereunder;

2. do and perform any and all acts
for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D or 13G or Form 3, 4, or 5, complete and execute any
amendment or amendments thereto, and timely file such schedule or form with the SEC and any stock
exchange or similar authority; and

3. take
any other action of any type whatsoever in connection with the foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned, it being understood that
the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to
this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-
in-fact may approve in such
attorney-in-fact's discretion.

       The undersigned hereby grants to each
such attorney-in-fact full power and authority to do and perform any and every
act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and
powers herein granted, as fully to all
intents and purposes as the undersigned might or could do if personally present,

with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-
in-fact, or such
attorneys-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power
of Attorney and the rights and powers herein
granted.

       The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to
comply with Section 13 and Section 16 of the
Exchange Act.

       This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file
Schedule 13D and 13G
and Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the
foregoing
attorneys-in-fact.

day of

IN
WITN
ESS
WHE
REOF
, the
unders
igned
has

caused
this
Power
of
Attorn
ey to
be
execut
ed as
of this

,

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Schedule A

Individuals Appointed as Attorney-in-Fact with Full
Power of Substitution and Resubstitution

1. Rachel E. Haurwitz
2. Barbara G.
McClung
3. Jason V. O'Byrne
4. Ryan
Fischesser

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